Exhibit 2.2

BY-LAWS

OF

PRIME HARVEST INC.

a Delaware corporation

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation is as set forth in the Certificate of Incorporation of the Corporation.

Section 1.02. Other Offices. The Corporation may also have offices at such other places as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. General. All meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place either within or without the State of Delaware as the Board shall determine. The notice of each meeting, or the waiver of such notice, shall state the location of that meeting.

Section 2.02. Annual Meeting. The annual meeting of Stockholders, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Delaware as the Board may determine.

Section 2.03. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise required by statute, may be called in accordance with the provisions of the Certificate of Incorporation.

Section 2.04. Notice and Purpose of Meetings. The Secretary or an Assistant Secretary shall give notice of the time and place and the purpose or purposes of each meeting of Stockholders by mail or electronic means not less than 24 hours (unless a longer period shall be required by statute) nor more than 60 days before the meeting to each Stockholder of record entitled to vote at that meeting. That notice shall be directed to each Stockholder at that Stockholder’s address or electronic contact information as it appears on the stock register of the Corporation unless that Stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for that Stockholder be directed to some other address or contact information, in which case it shall be directed to the address or contact information designated in that request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of Stockholders shall be required to be given to any Stockholder who shall, in person or by attorney, waive such notice in writing or by electronic means either before or after that meeting. Except where otherwise required by law, notice of any adjourned meeting of Stockholders shall not be required to be given.

Section 2.05. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of Stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of Stockholders, the Stockholders entitled to vote at that meeting present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such an adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06. Voting. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of Stockholders each Stockholder entitled to vote at that meeting shall have one vote for each share of stock having voting rights held by that Stockholder and registered in that Stockholder’s name on the books of the Corporation at the record date fixed or otherwise determined for that meeting. Any Stockholder entitled to vote may vote in person or by that Stockholder’s proxy appointed by an instrument in writing signed by that Stockholder or by that Stockholder’s authorized attorney and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after 3 years from its date unless that proxy provides for a longer period. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of Stockholders shall be decided by a majority vote of the Stockholders of the Corporation present in person or by proxy and entitled to vote at that meeting, a quorum being present. At all elections of directors a plurality of the votes cast shall elect.

Section 2.07. List of Stockholders. A complete list of the Stockholders entitled to vote at each meeting of Stockholders, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. That list shall be open to the examination of any Stockholder for any purpose relevant to the meeting, during ordinary business hours, for a period of at least 24 hours prior to the meeting (unless a longer period is required by statute), either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Stockholder who may be present.

Section 2.08. Informal Action. Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation, including, without limitation, by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.08 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.08. Written consents may be signed and delivered in facsimile or electronic form. The Secretary of the Corporation shall give prompt notice of the taking of such action without a meeting by less than unanimous written consent to those Stockholders who have not so consented in writing.

ARTICLE III

DIRECTORS

Section 3.01. Powers. The property and business of the Corporation shall be managed by or under the direction of its Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

Section 3.02. Number; Classification. The total number of authorized directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the Stockholders following the closing date of the first sale of the Corporation’s Common Stock pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation A (the “Effective Date”), the term of office of the second class (Class II) to expire at the second annual meeting of Stockholders following the Effective Date; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders following the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of Stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Any director may resign at any time by giving written notice to the Corporation, and that resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as the resigning director may specify. The directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 3.03 or Section 3.07.

Section 3.03. Vacancies. If any vacancies occur in the Board caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or the remaining sole director, may choose a successor or successors, or fill the newly created directorship, and the director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

Section 3.04. Meetings. Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine by resolution, and the Secretary shall call special meetings at the request of the Chief Executive Officer or two or more directors, or by one director in the event that there is only a single director in office, whenever in their judgment it may be necessary, by notice duly given by the Secretary to each director not less than 24 hours before the meeting. That notice may be given by United States mail or nationally recognized overnight delivery service, or personally, or by telephone, facsimile or other electronic means, and shall be deemed to have been given (i) if given by United States mail, 5 days after mailing, (ii) if given by overnight delivery service, on the day after the day on which it is delivered and (iii) if given by telephone, facsimile or other electronic means, on the day on which it was dispatched. Each newly elected Board shall meet and organize at the place of the meeting of the Stockholders on the same date as the annual meeting of the Stockholders at which that Board was elected and as soon as reasonably practicable after the adjournment of that annual meeting of the Stockholders, and no notice of that meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as provided in these By-Laws for special meetings of the Board or as shall be specified in a written waiver signed by all of the directors. Notice need not be given of regular meetings of the Board held at the time and place fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 3.05. Quorum. At all meetings of the Board the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.06. Committees. The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in that resolution or resolutions and subject to any restrictions imposed by applicable law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Any such committee shall have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise provided in the resolution of the Board designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these By-Laws relating to the calling and holding of meetings of the Board shall apply. Unless otherwise provided in the resolution of the Board designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum. A committee shall keep minutes of its meetings. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

Section 3.07. Removal of Directors. At any special meeting of the Stockholders, duly called, as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than two-thirds of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office only for cause and the successor or successors to those removed directors may be elected at that meeting; or the remaining directors may, to the extent vacancies are not filled by that election, fill any vacancy or vacancies created by that removal. At any meetings of the Board any director or directors, by the vote of a majority of the Board, may be removed from office for cause and the successor or successors to those removed directors elected under the provisions of Section 3.03 of these By-Laws.

Section 3.08. Interested Directors. No contract or transaction between the Corporation and 1 or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the director’s votes are counted for that purpose, if: (1) the material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (2) the material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 3.09. Informal Action. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a written consent thereto is signed by all of the members of the Board or of the committee, as the case may be, and that written consent is filed with the minutes of proceedings of the Board or that committee. That written consent may be signed and filed in facsimile or electronic form.

Section 3.10. Meetings Via Conference Telephone. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or a committee by means of a conference telephone or similar communications equipment with which all persons participating in the meeting can hear each other, and participation in a meeting under this Section 3.10 shall constitute presence in person at that meeting.

Section 3.11. Compensation of Directors. Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined by the Board, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board. Like compensation may be allowed by the Board for attendance at committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01. Number. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, Chief Executive Officer, a Treasurer and a Secretary, and, in the discretion of the Board, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Officers may, but need not, be directors. One person may hold more than one office. The Board may also elect other officers with such titles, powers and duties as the Board shall designate.

Section 4.02. Term and Removal. Each officer of the Corporation shall hold office until that officer’s successor is elected and qualified or until that officer’s earlier death, resignation or removal. The Board may remove any officer at any time. Any officer may resign at any time by giving written notice to the Corporation, and that resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as the resigning officer may specify therein. If the office of any officer becomes vacant for any reason, the Board may fill the vacancy.

Section 4.03. Powers and Duties. The officers of the Corporation shall each have such powers and duties as may be assigned by statute, the Certificate of Incorporation or these By-Laws or, if not so assigned, as generally pertain to their respective offices, as well as such powers and duties as the Board may grant to them from time to time. The Board may require any officer to give security for the faithful performance of his or her duties.

Section 4.04. Voting Corporation’s Securities. Unless otherwise determined by the Board, the Chief Executive Officer, the Chief Operating Officer, the Treasurer and the Secretary shall each have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations or other entities in which the Corporation may hold securities, and at those meetings shall possess and may exercise any and all rights and powers incident to the ownership of those securities that the Corporation as the owner of those securities might have possessed and exercised if present. Those rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board by resolution from time to time may confer like powers upon any other person or persons.

Section 4.05. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, subject to the Board’s oversight, generally manage the Corporation’s business and implement the Board’s resolutions. The Chief Executive Officer shall have all such further powers and duties as generally are incident to the position of Chief Executive Officer or as the Board may from time to time assign.

Section 4.06. Chief Operating Officer. Subject to the oversight of the Board, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. In the case of the death or total and permanent disability of the Chief Executive Officer, the Chief Operating Officer, shall perform all of the duties of that officer, and when so acting shall have all the powers of and be subject to all the restrictions upon that officer, including the power to sign all instruments and to take all actions that that officer is authorized to perform by the Board or these Bylaws. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Chief Executive Officer or Board.

Section 4.07. Secretary. The Secretary shall, to the extent practicable, record all proceedings of meetings of the Stockholders and Board in a book or electronic records kept for that purpose and shall file in that book or those electronic records all written consents of Stockholders and directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notices of the Corporation. The Secretary shall have custody of the seal of the Corporation, if any, and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as the Board or the Chief Executive Officer may from time to time assign.

Section 4.08. Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as the Chief Executive Officer or the Board may from time to time assign.

Section 4.09. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time assign. In the absence or inability to act of the Chief Executive Officer, unless the Board shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the Chief Executive Officer. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of that Vice President’s power to act.

Section 4.10. Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of that Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may assign to that Assistant Treasurer.

Section 4.11. Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of that Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may assign to that Assistant Secretary.

Section 4.12. Signing Authority. Except as the Board may otherwise determine, each officer of the Corporation shall have the power to sign, execute and affix the seal of the Corporation to the Corporation’s contracts, bonds, mortgages and other instruments and documents, in each case related to the Corporation’s business, on behalf of the Corporation.

Section 4.13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board or the Chief Executive Officer may deem sufficient, the Board or the Chief Executive Officer may confer the powers or duties, or any of them, of that officer upon any other officer or upon any director.

ARTICLE V

CERTIFICATES OF STOCK

Section 5.01. Form. The interest of each Stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board may from time to time determine, provided, that, the Board may determine by resolution that the Corporation’s stock shall be uncertificated, in which case the interest of each Stockholder shall be evidenced solely by an entry in the Corporation’s stock ledger. Any certificates of stock shall be signed by the Chief Executive Officer or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, the transfer agent or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that officer, transfer agent or registrar had not ceased to be such at the time of its issue.

Section 5.02. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board from time to time may determine.

Section 5.03. Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the holder’s authorized attorney, and only upon surrender of the certificate or certificates for those shares properly endorsed, or delivery of the evidence of loss, theft or destruction and indemnity required by Section 5.02. The Board from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5.04. Fixing Record Date. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of that meeting, nor more than 60 days prior to any other action. Only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, that meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of that dividend or other distribution, or to exercise any such rights in respect of any such change, conversion or exchange of stock, or to participate in any such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

(b) If no record date is fixed by the Board, (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed, and (iii) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Except as otherwise determined by law, a determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.05. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in that share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.06. Examination of Books by Stockholders. Except as otherwise provided herein, the Board shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the Stockholders; and, except as otherwise provided by law or determined by the Board, no Stockholder shall otherwise have any right to inspect any account or book or document of the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 6.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board from time to time may designate. Signatures may be in facsimile if so authorized by the Board.

Section 6.03. Corporate Seal. The Corporation may, in the Board’s discretion, have a corporate seal in such form as the Board may determine in its discretion. That seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

INDEMNIFICATION

Section 7.01. Indemnification Generally. The Corporation shall, to the fullest extent permitted by applicable law, including, without limitation, Section 145 of the Delaware General Corporation Law, as the same exists or may be amended, indemnify, defend and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’ fees and costs), judgments, fines, settlements, demands, actions, and suits relating to or arising out of (a) the business of the Corporation, (b) the exercise by that Indemnitee of any authority conferred on that Indemnitee, or the performance of any duties and obligations imposed on that Indemnitee, under the Certificate of Incorporation, these By-Laws or any resolutions of the Board or the Stockholders, (c) that Indemnitee’s service, at the Corporation’s request, as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or (d) the successful assertion by that Indemnitee in a legal proceeding that that Indemnitee is entitled to indemnification by the Corporation under these By-Laws or otherwise. “Indemnitee” means any director, officer, employee or agent of the Corporation and any person serving, at the Corporation’s request, as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of that legal proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Indemnitee in connection with a legal proceeding (or part thereof) commenced by that Indemnitee only if the commencement of that proceeding (or part thereof) by that Indemnitee was authorized in the specific case by the Board.

Section 7.02. Advancement of Expenses. If any Indemnitee is, or is threatened to be made, a named defendant or respondent in a legal proceeding involving a matter for which that Indemnitee is entitled to indemnification under these By-Laws, the Corporation shall, upon that Indemnitee’s request, pay or reimburse to that Indemnitee the reasonable expenses incurred by that Indemnitee of the type entitled to be indemnified under these By-Laws in advance of the final disposition of the proceeding and without any determination as to the Indemnitee’s ultimate entitlement to indemnification; provided, that, the Corporation shall make those advances only upon that Indemnitee’s delivery to the Corporation of (i) a written affirmation by that Indemnitee of that Indemnitee’s good faith belief that that Indemnitee has met the standard of conduct necessary for indemnification under these By-Laws and (ii) a written undertaking, by or on behalf of that Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that that Indemnitee is not entitled to be indemnified under these By-Laws or otherwise.

Section 7.03. Non-Exclusive Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under applicable law, including, without limitation, the Delaware General Corporation Law, the Certificate of Incorporation, any agreement, any resolution adopted by the Stockholders or by disinterested members of the Board, or otherwise, both as to action in their official capacity and as to action in another capacity while holding that office.

ARTICLE VIII

AMENDMENTS

Section 8.01. Amendments. These By-Laws may be altered or repealed (a) at any regular meeting of the Stockholders or at any special meeting of the Stockholders at which a quorum is present or represented, by the affirmative vote of at least two-thirds of the stock entitled to vote thereon at that meeting and present or represented thereat or (b) at any regular or special meeting of the Board by the affirmative vote of at least a majority of the Board present at that meeting. Notwithstanding the preceding sentence, no amendment to, or repeal of, these By-Laws shall reduce or limit the right to indemnification of any Indemnitee for acts or omissions of that Indemnitee occurring prior to that amendment or repeal.

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